Ex 99.2 - Investor Update

Investor Update: April 23, 2024

This update provides JetBlue’s investor guidance for the second quarter ending June 30, 2024 and full year 2024.

Second Quarter and Full Year 2024 Outlook	Estimated 2Q 2024	Estimated FY 2024
Capacity and Revenue
Available Seat Miles ("ASMs") Year-Over-Year	(5.0%) - (2.0%)	Down low single digits
Revenue Year-Over-Year	(10.5%) - (6.5%)	Down low single digits
Expense
CASM Ex-Fuel (1) Year-Over-Year (2)	5.5% - 7.5%	Up mid-to-high single digits
Fuel Price per Gallon (3), (4)	$2.98 - $3.13	-
Capital Expenditures	~$550 million	~$1.6 billion
Our guidance for full year 2024 previously included an expectation that any compensation received for aircraft removed from service due to geared turbo fan engine issues would be recorded as an offset to operating expenses. However, following further analysis of the relevant accounting guidance and precedent transactions of a similar nature within the industry, the Company will recognize any compensation predominantly as a reduction to aircraft assets on the consolidated balance sheet and/or amortized to maintenance expense as appropriate. This is expected to have an adverse impact on CASM Ex-Fuel as this benefit will be recognized over a longer period of time. Despite the significantly reduced compensation recognized in earnings in 2024, CASM Ex-Fuel is still expected to be within the range of our reaffirmed full year 2024 guidance.
(1) Non-GAAP financial measure; refer to Note A for further details on non-GAAP forward looking information.
(2) Includes the impact from the pilot union agreement of approximately two points for the full year 2024.
(3) Includes fuel taxes, hedges and other fuel fees.
(4) JetBlue utilizes the forward Brent crude curve and the forward Brent crude to jet crack spread to calculate the unhedged portion of its current quarter. Fuel price is based on forward curve as of April 12, 2024.

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update

Fuel Hedges

As of April 23, 2024 JetBlue’s advanced fuel derivative contracts are as follows:

	Gallons	Estimated Percentage of Consumption	Price

2Q24	60 million	27%	USGC Jet bull call spreads at an average strike price of $2.61/gal x $2.86/gal
3Q24	6 million	3%	USGC Jet bull call spreads at an average strike price of $2.55/gal x $2.80/gal
4Q24	11 million	5%	USGC Jet bull call spreads at an average strike price of $2.67/gal x $2.92/gal
FY24 (1)	139 million	16%	USGC Jet bull call spreads at an average strike price of $2.63/gal x $2.88/gal

(1) Includes 62 million of fuel gallons hedged in first quarter 2024.
Order Book

As of March 31, 2024 JetBlue’s operating fleet was comprised of 130 Airbus A320 aircraft, 96 Airbus A321, 29 Airbus A220 and 32 Embraer E190 aircraft, for a total of 287 aircraft.

JetBlue’s aircraft delivery planning assumption for full year, as of April 23, 2024:

Year	A220	A321NEO	TOTAL (1)
2024 (2)	20	7	27
2025	20	5	25
2026	20	4	24
2027	5	9	14

(1) In addition to, we have options to purchase an additional 20 A220-300 aircraft.
(2) Includes eight aircraft delivered in 1Q 2024.

JetBlue’s contractual aircraft return schedule as of April 23, 2024:

Year	A320	E190	TOTAL
2024	(2)	(16)	(18)
2025	(5)	(7)	(12)

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update

Forward Looking Information
This Investor Update contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts contained in this Investor Update are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "expects," "plans," "intends," "anticipates," "indicates," "remains," "believes," "estimates," "forecast," "guidance," "outlook," "may," "will," "should," "seeks," "goals," "targets" or the negative of these terms or other similar expressions. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured. Forward-looking statements contained in this Investor Update include, without limitation, statements regarding our outlook and future results of operations and financial position, and our order book and related assumptions. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, the risk associated with the execution of our strategic operating plans in the near-term and long-term; our extremely competitive industry; risks related to the long-term nature of our fleet order book; volatility in fuel prices and availability of fuel; increased maintenance costs associated with fleet age; costs associated with salaries, wages and benefits; risks associated with a potential material reduction in the rate of interchange reimbursement fees; risks associated with doing business internationally; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market; risks associated with extended interruptions or disruptions in service at our focus cities; risks associated with airport expenses; risks associated with seasonality and weather; our reliance on a limited number of suppliers for our aircraft, engines, and our Fly-Fi® product; risks related to new or increased tariffs imposed on commercial aircraft and related parts imported from outside the United States; the outcome of legal proceedings with respect to the NEA and our wind-down of the NEA; risks associated with cybersecurity and privacy, including information security breaches; heightened regulatory requirements concerning data security compliance; risks associated with reliance on, and potential failure of, automated systems to operate our business; our inability to attract and retain qualified crewmembers; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; reputational and business risk from an accident or incident involving our aircraft; risks associated with damage to our reputation and the JetBlue brand name; our significant amount of fixed obligations and the ability to service such obligations; our substantial indebtedness and impact on our ability to meet future financing needs; financial risks associated with credit card processors; risks associated with seeking short-term additional financing liquidity; failure to realize the full value of intangible or long-lived assets, causing us to record impairments; risks associated with disease outbreaks or environmental disasters affecting travel behavior; compliance with environmental laws and regulations, which may cause us to incur substantial costs; the impacts of federal budget constraints or federally imposed furloughs; impact of global climate change and legal, regulatory or market response to such change; increasing attention to, and evolving expectations regarding, environmental, social and governance matters; changes in government regulations in our industry; acts of war or terrorism; and changes in global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs, and assumptions upon which we base our expectations may change prior to the end of each quarter or year.
Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this Investor Update, could cause our results to differ materially from those expressed in the forward-looking statements. Further information concerning these and other factors is contained in JetBlue's filings with the U.S. Securities and Exchange Commission (the "SEC"), including but not limited to in our Annual Report on Form 10-K for the year ended December 31, 2023, as may be updated by our other SEC filings. In light of these risks and uncertainties, the forward-looking events discussed in this Investor Update might not occur. Our forward-looking statements speak only as of the date of this Investor Update. Other than as required by law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update
Note A - Non-GAAP Financial Measures
We report our financial results in accordance with GAAP; however, we present certain non-GAAP financial measures in this Investor Update. Non-GAAP financial measures are financial measures that are derived from the condensed consolidated financial statements, but that are not presented in accordance with GAAP. We present these non-GAAP financial performance measures because we believe they provide useful supplemental information that enables a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies.

With respect to JetBlue’s CASM Ex-Fuel guidance (1), we are not able to provide a reconciliation of forward-looking measures where the quantification of certain excluded items reflected in the measures cannot be calculated or predicted at this time without unreasonable efforts. In these cases, the reconciling information that is unavailable includes a forward-looking range of financial performance measures beyond our control, such as fuel costs, which are subject to many economic and political factors beyond our control. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable and potentially significant impact on our future GAAP financial results.
(1) CASM Ex-Fuel is a non-GAAP measure that excludes fuel, other non-airline operating expenses, and special items.

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JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com